090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20170108708-04
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 03/13/2017 9:25 AM
	Entity Number E0792182007-8

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Tonix Pharmaceuticals Holding Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

150,000,000 shares of Common Stock, $0.001 par value per share.
5,000,000 shares of Preferred Stock, $0.001 par value per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

15,000,000 shares of Common Stock, $0.001 par value per share; and
5,000,000 shares of Preferred Stock, $0.001 par value per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The change affects the Common Stock. The change is a 1-for-10 reverse stock split of the Common Stock. One share of Common Stock will be issued in exchange for every 10 issued and outstanding shares.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares of Common Stock will be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: March 17, 2017 Time: 12:01 AM

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Chief Financial Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.